Exhibit 10.8

PHOTOWORKS, INC.

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of February 16, 2005, by and between PhotoWorks, Inc., a Washington corporation (the “Company”), and the undersigned holders of the Company’s Series A Preferred Stock listed on Exhibit A attached hereto (collectively, “Holders” and each individually, a “Holder”).

RECITALS

A.        The Holders hold the number of shares of the Company’s Series A Preferred Stock set forth opposite their name on Exhibit A (the “Series A Shares”).

B.         Pursuant to this Agreement, the Series A Shares will be canceled and, in exchange therefor, the Holders will be issued shares of the Company’s Common Stock at the rate of 1,383.1259 shares of Common Stock for each Series A Share, for an aggregate of 20,746,885 shares of Common Stock (the “Exchange Shares”), subject to adjustment as set forth herein.

C.         The parties intend that the exchange of the Holders’ Series A Shares for the Exchange Shares be subject to the terms and conditions of this Agreement.

AGREEMENT

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Exchange. Subject to the terms and conditions of this Agreement, the Company will issue to each Holder on the Exchange Date (as defined below), and each Holder will receive from the Company, that number of Exchange Shares as indicated on Exhibit A. Each Holder hereby acknowledges that each of the Series A Shares he/she/it holds shall be canceled in exchange for the Exchange Shares (the “Exchange”). The term “Exchange Shares” shall also include all securities received in replacement of or in connection with the Exchange Shares pursuant to stock dividends or splits, combinations, all securities received in replacement of the Exchange Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which a Holder is entitled by reason of such Holder’s ownership of the Exchange Shares.

If the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date of this Agreement into a greater number of shares of Common Stock, concurrently with the effectiveness of such event, the number of Exchange Shares to be issued for each Series A Share shall proportionately be increased in proportion to the increase in the outstanding number of shares. If the outstanding shares of Common Stock shall be decreased by reverse stock split,

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combination, consolidation, or other similar transaction occurring after the date of this Agreement into a lesser number of shares of Common Stock, concurrently with the effectiveness of such event, the number of Exchange Shares to be issued for each Series A Share shall be proportionately decreased in proportion to the decrease in the outstanding number of shares of Common Stock.

If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, consolidation, share exchange, sale of all or substantially all of the Company’s assets or otherwise, concurrently with the effectiveness of such reorganization or reclassification, the Exchange Shares to be issued for each Series A Share shall be proportionately adjusted such that upon exchange, the Holder shall receive, in lieu of the number of Exchange Shares that the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of Exchange that the Holder would have received had the Exchange contemplated by this Agreement taken place immediately before that change.

2.              Closing. The Exchange shall occur at the principal office of the Company simultaneously with the occurrence of the Second Closing (as such term is defined in that Convertible Note, Warrant and Common Stock Purchase Agreement dated as of even date herewith among the Company and certain parties listed on the signature pages thereto (the “Purchase Agreement”)) (such date being hereinafter referred to as the “Exchange Date”). In accordance with the terms and provisions of the Purchase Agreement, the Second Closing shall occur within 10 business days of the approval of the Recapitalization Proposal (as such term is defined in the Purchase Agreement) by the Company’s shareholders. On the Exchange Date, the Company will deliver to each Holder a certificate representing such Holder’s Exchange Shares against surrender of certificates representing the cancelled Series A Shares. At the Second Closing, the Company agrees to deliver to the Holders an opinion dated as of the Second Closing and attached to the Purchase Agreement as Exhibit 4.1(f).

3.              Investment and Taxation Representations. In connection with the Exchange, each Holder represents to the Company the following:

(a)               Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Exchange Shares. Holder is acquiring the Exchange Shares for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)               Holder understands that the Exchange Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

(c)               Holder understands that the Exchange Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder

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must hold the Exchange Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify the Exchange Shares for resale. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Shares, and requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)               Holder represents that Holder has consulted any personal tax consultants Holder deems advisable in connection with the Exchange and that Holder is not relying on the Company or any of its employees for any tax advice.

(e)               Holder has not sold, transferred, pledged, encumbered or otherwise disposed of his/her/its rights to the Series A Shares.

4.	Other Agreements; Representations and Warranties of the Company.

(a)               The Company and each Holder agree that the Exchange Shares shall be subject to the Company’s Amended and Restated Investor Rights Agreement February 16, 2005, and each Holder agrees to execute each such agreement as an “Investor” thereto.

(b)               At all times during the pendency of this Agreement, the Company shall reserve for issuance such number of shares of Common Stock or other capital stock or securities as may be necessary to enable the Company to issue the applicable Exchange Shares in exchange for all the outstanding Series A Shares.

(c)               All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of Exchange Shares has been taken or will be taken, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)               The Exchange Shares that are being issued to the Holders hereunder, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Subject in part to the truth and accuracy of each Holder’s representations set forth in Section 3 of this Agreement, the offer and issuance of the Exchange Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

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5.	Restrictive Legends and Stop-Transfer Orders

(a)               Legends. In addition to legends required by the agreements contemplated by Section 4 above, the certificate or certificates representing the Exchange Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws): “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT (1) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO (2) AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (3) THE COMPANY INDICATING IN WRITING THAT IT HAS OTHERWISE SATISFIED ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

(b)               Stop-Transfer Notices. Each Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)               Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Exchange Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Exchange Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Exchange Shares shall have been so transferred.

(d)               Rule 144.The Company acknowledges that for purposes of determining the holding periods of the Exchange Shares under Rule 144 of the Securities Act, the Exchange Shares shall be deemed to have been acquired at the same time as the Series A Shares surrendered for exchange hereunder.

6.	Miscellaneous

(a)               Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

(b)               Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

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(c)               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)               Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)               Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f)                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)               Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Holders under this Agreement may only be assigned with the prior written consent of the Company.

(f)                Termination.This Agreement shall terminate and be of no further force or effect if the Second Closing does not take place by June 30, 2005.

(g)               Expenses. The Company agrees to pay the reasonable fees and disbursements of counsel to Orca Bay Capital and Madrona Venture Partners in connection with the negotiation of this Agreement in amount up to, but not in excess of, $10,000 in the aggregate.

[Signature Page Follows]

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Exhibit 10.8

The parties have executed this Share Exchange Agreement as of the date first set forth above.

THE COMPANY:

PHOTOWORKS, INC.

By:	Philippe Sanchez

Name: Philippe Sanchez

Title: President and CEO

Address:	1260 16th Ave W
Seattle, WA 98119

HOLDERS:

ORCA BAY CAPITAL CORPORATION

By: /s/ Stanley B. MaCammon_______

Name: Stanley B. MaCammon

Title: President

Address:	PO Box 21749
Seattle, WA 98111

THE TAHOMA FUND, L.L.C.

By: /s/ Ross K. Chapin

Name: Ross K. Chapin

Title: Orca Bay Partners, Managing Member

Address:	1301 First Avenue, Suite 201
Seattle, WA 98101

SIGNATURE PAGE TO PHOTOWORKS, INC. SHARE EXCHANGE AGREEMENT

MADRONA VENTURE FUND I-A, L.P.

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director of Madrona Investment
Partners LLC, Its General Partner

Address:	1000 2nd Ave #3700
Seattle, WA 98104

MADRONA VENTURE FUND I-B, L.P.

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director of Madrona Investment
Partner LLC, Its General Partner

Address:	1000 2nd Ave #3700
Seattle, WA 98104

MADRONA MANAGING DIRECTOR FUND, LLC

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director

Address:	1000 2nd Ave #3700
Seattle, WA 98104

SIGNATURE PAGE TO PHOTOWORKS, INC. SHARE EXCHANGE AGREEMENT

TIM AND ALEXA CARVER

/s/ Tim Carver

Tim Carver

/s/ Alexa Carver

Alexa Carver

Address:

STANLEY MCCAMMON

/s/ Stanley McCammon

Stanley McCammon

Address:

AARON SINGLETON

/s/ Aaron Singleton

Aaron Singleton

Address:

SIGNATURE PAGE TO PHOTOWORKS, INC. SHARE EXCHANGE AGREEMENT

Exhibit 10.8

EXHIBIT A

Schedule of Holders

Shareholder	Series A Shares	Common Stock Exchange Shares
The Tahoma Fund, L.L.C.	7,800	10,788,382
Orca Bay Capital Corporation	1,980	2,738,589
Tim and Alexa Carver	100	138,312
Stanley McCammon	100	138,312
Aaron Singleton	20	27,662
Madrona Venture Fund I-A, L.P.	4,032	5,576,763
Madrona Venture Fund I-B, L.P.	465	643,153
Madrona Managing Director Fund, LLC	503	695,712
TOTAL	15,000	20,746,885